UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2021

BLUE FOUNDRY BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-254079	86-2831373
(State or Other Jurisdiction)	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

19 Park Avenue, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 939-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On June 28, 2021, Blue Foundry Bank (the “Bank”) announced that Blue Foundry Bancorp (the “Company”), the newly formed holding company for the Bank, had completed the subscription offering being conducted in connection with the plan to convert Blue Foundry, MHC (the “MHC”) to the stock holding company form of organization. Sufficient orders were received in the subscription offering such that it is expected that no community offering or syndicated offering will be held. The Company is currently processing the orders received; accordingly, no further information regarding the offering is available at this time. The closing of the offering and conversion remains subject to customary regulatory approvals.

On June 25, 2021, the Special Meeting of Depositors of the MHC was commenced with depositors approving the Plan of Conversion and adjourning the meeting until 1:00 p.m., Eastern Time, on Thursday, July 8, 2021, to solicit votes in favor of the proposal to establish and fund the Blue Foundry Charitable Foundation. Depositors as of May 5, 2021, who have not voted on this proposal may do so by calling 1-(888) 742-1305. Telephone voting is available between 9:00 a.m. and 7:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

A press release, dated June 28, 2021, regarding the completion of the subscription offering, depositors’ approval of the Plan of Conversion and the adjournment of the Special Meeting of Depositors is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated June 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp

DATE: June 29, 2021	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer